Exhibit 99.1

THL Credit Reports Second Quarter 2019 Financial Results and Declares a Dividend of $0.21 Per Share

BOSTON – August 8, 2019 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”), a direct lender to middle market companies, today announced financial results for its second fiscal quarter ended June 30, 2019. Additionally, THL Credit announced that its Board of Directors (the “Board”) has declared a second fiscal quarter 2019 dividend of $0.21 per share payable on September 30, 2019, to stockholders of record as of September 16, 2019.

HIGHLIGHTS

($ in millions, except per share amounts)
Portfolio results	As of June 30, 2019
Total assets	$484.7
Investment portfolio, at fair value	$464.0
Net assets	$266.8
Net asset value per share	$8.49
Weighted average yield on investments	9.8%

	Quarter ended June 30, 2019	Quarter ended June 30, 2018
Portfolio activity
Total portfolio investments made, at par	$46.5	$24.7
Total portfolio investments made, at cost	$45.9	$24.5
Number of new portfolio investments	7	—
Number of portfolio investments at end of period	48	43
Operating results
Total investment income	$15.4	$18.4
Net investment income	$8.9	$10.1
Net (decrease) increase in net assets from operations	$(9.7)	$1.5
Net investment income per share	$0.28	$0.31
Dividends declared per share	$0.21	$0.27

PORTFOLIO AND INVESTMENT ACTIVITY

In the second quarter, THL Credit closed on seven new investments totaling $32.5 million as well as $14.0 million in follow-on investments, including delayed draw and revolver fundings.

Notable investments for the quarter at par included:

•	$10.0 million first lien senior secured term loan in ABC Legal Services, LLC.

•	$7.5 million first lien senior secured term loan in BCDI Rodeo Dental Buyer, LLC

•	$5.7 million follow-on first lien senior secured term loan in Whitney, Bradley & Brown, Inc.

•	$5.0 million first lien senior secured term loan in PDFTron Systems Inc.

•	$4.3 million first lien senior secured term loan in Riveron Consulting, LLC

•	$4.0 million follow-on investment in THL Credit Logan JV LLC

•	$2.7 million first lien senior secured term loan investment in DataOnline, LLC

•	$2.0 million first lien senior secured term loan and senior secured delayed draw term loan in Alpine SG, LLC

•	$0.9 million first lien senior secured delayed draw term loan in Barry’s Bootcamp, LLC

Notable realizations for the quarter included:

•	Repayment of a first lien senior secured term loan in Anexinet Corp, which resulted in proceeds of $16.5 million, including a prepayment premium of $0.2 million;

•	Repayment of a first lien senior secured term loan in Hart Intercivic, Inc at par, which resulted in proceeds of $24.7 million;

•

Repayment of certain first lien senior secured term loans in LAI International, Inc., which resulted in proceeds received of $16.8 million and an additional $4.4 million in expected proceeds which are reflected as a receivable. The realized loss of $22.7 million was largely offset by a corresponding change in unrealized appreciation and a $1.5 million exit fee was recorded as income relating to the repayment of priority loans.

As of June 30, 2019, these transactions, coupled with changes in net unrealized depreciation on the portfolio during the quarter, bring the total fair value of THL Credit’s investment portfolio to $464.0 million across 48 portfolio investments. THL Credit’s investment portfolio at fair value was allocated 64 percent in first lien senior secured debt (including unitranche investments), 18 percent in the Logan JV, 5 percent in second lien debt, 1 percent in subordinated debt, and 12 percent in equity securities and warrants. The weighted average yield on debt and Logan JV investments made in the second quarter of 2019 was 8.6 percent. As of June 30, 2019, the weighted average yield of the debt and income-producing securities, including the Logan JV and reflecting the impact of investments on non-accrual, in the investment portfolio at their current cost basis was 9.8 percent. As of June 30, 2019, THL Credit had loans on non-accrual status with an aggregate amortized cost of $39.6 million and fair value of $8.4 million, or 7.8 percent and 1.8 percent of the portfolio’s amortized cost and fair value, respectively. As of June 30, 2019, 96.1 percent of THL Credit’s debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as London Interbank offer rate, or LIBOR, or Canadian Dollar offer rate, or CDOR, and 3.9 percent of its debt investments bore interest at fixed rates.

This compares to the portfolio as of December 31, 2018, which had a fair value of $493.7 million across 42 portfolio investments allocated 67 percent in first lien senior secured debt (including unitranche investments), 17 percent in the Logan JV, 5 percent in second lien debt, 1 percent in subordinated debt, and 10 percent in equity securities and warrants. The weighted average yield of the debt and other income-producing securities in the investment portfolio, including the Logan JV, at their cost basis was 10.7 percent. As of December 31, 2018, THL Credit had loans on non-accrual status with an aggregate amortized cost of $38.0 million and fair value of $18.1 million, or 7.0 percent and 3.7 percent of the portfolio’s amortized cost and fair value, respectively. As of December 31, 2018, 96.5 percent of THL Credit’s debt investments bore interest based at floating rates, which may be subject to interest rate floors, such as LIBOR or CDOR, and 3.5 percent of its debt investments bore interest at fixed rates.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three months ended June 30, 2019 and 2018 was $15.4 million and $18.4 million, respectively, and consisted of $9.5 million and $13.9 million of interest income on debt securities (which included PIK interest of $0.7 million and $0.6 million, respectively), $3.8 million and $2.8 million of dividend income, $0.1 million and $0.9 million of interest income on other income-producing securities, and $2.0 million and $0.8 million of other income, including fees from THL Credit’s managed vehicles, respectively.

The decrease in investment income between periods was primarily due to the contraction in the Company’s overall investment portfolio since June 30, 2018, which led to lower interest income, offset by higher dividend income from certain equity investments and $1.5 million of non-recurring other fee income related to the LAI International Inc. exit, for the three months ending June 30, 2019.

Expenses

Expenses for the three months ended June 30, 2019 and 2018 were $6.5 million and $8.2 million, respectively. For the three months ended June 30, 2019 and 2018, management fees were $1.3 million and $2.3 million, respectively, net of a management fee waiver of $0.5 million and $0, respectively. For the three months ended June 30, 2019 and 2018, administrator and other expenses were $1.5 million and $1.7 million, respectively, and fees and expenses related to THL Credit’s borrowings were $3.6 million and $4.1 million, respectively. In addition, for each of the three months ended June 30, 2019 and 2018, THL Credit recorded an income tax provision related to its consolidated blocker corporations, excise and other taxes of $0.1 million.

The decrease in operating expenses for the respective periods was primarily due to lower net base management fees as a result of lower effective base management fee rate and portfolio contraction, lower administration expenses allocated from the Company’s investment advisor and lower interest on borrowings as a result of portfolio contraction and lower borrowing costs.

Net investment income

Net investment income totaled $8.9 million and $10.1 million for the three months ended June 30, 2019 and 2018, respectively, or $0.28 and $0.31 per share, respectively, based upon 31,769,141 and 32,673,590 weighted average common shares outstanding, respectively.

The decrease in net investment income for the respective periods is primarily attributable to a decrease in interest on debt and other income-producing investments due to portfolio contraction offset by lower net base management fees, administrator expenses and interest and fees on borrowings.

Net realized gains and losses on investments, net of income tax provision

For the three months ended June 30, 2019, THL Credit recognized a net realized loss on portfolio investments of $24.1 million, primarily related to the LAI International Inc. exit. For the three months ended June 30, 2018, THL Credit recognized a net realized loss on portfolio investments of $25.1 million, primarily related to a realized loss from the sale of its second lien debt investment in Specialty Brands Holdings, LLC; losses from the final restructuring of its Charming Charlie LLC investment upon emergence from bankruptcy proceedings and a change in estimated recovery proceeds of the Aerogroup International Inc. escrow receivable.

Net change in unrealized appreciation (depreciation) on investments

For the three months ended June 30, 2019 and 2018, THL Credit’s investment portfolio had a net change in unrealized appreciation (depreciation) of $5.7 million and $16.4 million, respectively.

The net change in unrealized appreciation (depreciation) on investments was primarily due to a write-down of investments offset by reversal of unrealized losses due to realization of certain portfolio investments including LAI International, Inc., and the performance of certain portfolio investments, including certain controlled investments.

Change in net assets resulting from operations

Change in net assets resulting from operations totaled $(9.7) million and $1.5 million, or $(0.30) and $0.05 per share based upon 31,769,141 and 32,673,590 weighted average common shares outstanding, for the three months ended June 30, 2019 and 2018, respectively.

The decrease in net assets resulting from operations for the respective periods is primarily due to lower interest income as a result of portfolio contraction and the increase of the realized and unrealized losses in the portfolio.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2019, THL Credit had cash of $4.0 million.

As of June 30, 2019, THL Credit had $214.4 million in outstanding borrowings, which was comprised of $102.8 million outstanding on the revolving credit facility and $111.6 million of notes payable outstanding. As of June 30, 2019, borrowings outstanding had a weighted average interest rate of 5.7 percent. For the six months ended June 30, 2019, THL Credit borrowed $52.7 million and repaid $58.3 million under the revolving credit facility.

For the six months ended June 30, 2019, THL Credit’s operating activities used cash of $22.5 million primarily in connection with investment activity. Financing activities included $5.6 million used for net repayments on its credit facility, $13.4 million for distributions to stockholders, $6.0 million to repurchase common stock and $0.3 million for the payment of financing costs.

For the six months ended June 30, 2018, THL Credit operating activities provided cash of $49.7 million primarily in connection with the repayment and sales of investments. Its financing activities used $23.1 million of net repayments on its credit facility and used $17.6 million for distributions to stockholders.

RECENT DEVELOPMENTS

From July 1, 2019 through August 7, 2019, THL Credit repurchased 353,986 shares of common stock for a total cost of $2.4 million as part of a 10b5-1 Stock Repurchase Plan. This brings the total number of shares repurchased since adoption of the 2019 stock repurchase program on March 11, 2019 to 1,252,987 shares at an aggregate cost of $8.4 million.

On July 2, 2019, THL Credit received proceeds of $15.4 million, which included $0.2 million prepayment premium, from the repayment of our first lien debt in Fairstone Financial, Inc.

On July 11, 2019, Charming Charlie LLC filed for Chapter 11 protection in Delaware with plans to liquidate the company and any of its remaining assets. The fair value presented in THL Credit’s Schedule of Investments as of June 30, 2019 represent the expected recoverable proceeds.

On August 6, 2019, the Board declared a dividend of $0.21 per share payable on September 30, 2019 to stockholders of record at the close of business on September 16, 2019.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results and its business outlook on August 9, 2019, at 10:30 a.m. Eastern Time.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 6975984. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.THLCreditBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through August 19, 2019, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 6975984. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.THLCreditBDC.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	June 30, 2019	December 31, 2018
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $296,338 and $333,023, respectively)	$284,598	$313,377
Controlled investments (cost of $186,966 and $181,325, respectively)	178,746	167,733
Non-controlled, affiliated investments (cost of $25,292 and $25,292, respectively)	641	12,543
Cash	4,038	6,860
Interest, dividends, and fees receivable	5,934	5,480
Escrow and other receivables	5,639	7,306
Deferred tax assets	2,188	2,056
Deferred financing costs	1,871	2,314
Prepaid expenses and other assets	501	198
Distributions receivable	311	207
Due from affiliate	224	377

Total assets	$484,691	$518,451

Liabilities:
Loans payable	$102,749	$107,657
Notes payable ($111,607 and $111,607 face amounts, respectively, reported net of deferred financing costs of $3,142 and $3,541, respectively)	108,466	108,067
Accrued expenses and other liabilities	2,471	1,652
Deferred tax liability	1,831	1,972
Base management fees payable (net of waiver of $525 and $0, respectively)	1,290	2,112
Accrued incentive fees	676	677
Accrued interest and fees	423	633

Total liabilities	217,906	222,770
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 31,419 and 32,318 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	31	32
Paid-in capital in excess of par	425,288	431,361
Accumulated deficit	(158,534)	(135,712)

Total net assets	$266,785	$295,681

Total liabilities and net assets	$484,691	$518,451

Net asset value per share attributable to THL Credit, Inc.	$8.49	$9.15

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$8,150	$12,780	$16,564	$24,986
Dividend income	—	17	—	17
Other income	1,745	432	2,199	551
From non-controlled, affiliated investments:
Interest income	34	609	67	609
Other income	195	288	392	543
From controlled investments:
Interest income	1,430	1,363	2,778	2,767
Dividend income	3,770	2,827	7,477	5,440
Other income	38	41	75	133

Total investment income	15,362	18,357	29,552	35,046
Expenses:
Interest and fees on borrowings	3,243	3,791	6,641	7,357
Base management fees	1,815	2,333	3,725	4,652
Incentive fees	—	(9)	—	(9)
Administrator expenses	392	537	842	1,128
Other general and administrative expenses	362	573	734	996
Amortization of deferred financing costs	335	312	1,030	620
Professional fees	552	373	949	710
Directors’ fees	176	204	364	398

Total expenses	6,875	8,114	14,285	15,852
Management fee waiver	(525)	—	(525)	—

Total expenses, net of management fee waivers	6,350	8,114	13,760	15,852
Income tax provision, excise and other taxes	161	144	238	268

Net investment income	8,851	10,099	15,554	18,926
Realized Gain (Loss) and Change in Unrealized Appreciation (Depreciation) on Investments:
Net realized (loss) gain on investments:
Non-controlled, non-affiliated investments	(24,066)	(22,254)	(26,483)	(35,467)
Non-controlled, affiliated investments	—	(3,125)	—	(3,125)
Controlled investments	—	245	442	343
Foreign currency transactions	(1)	(202)	2	(203)

Net realized loss on investments	(24,067)	(25,336)	(26,039)	(38,452)

Net change in unrealized appreciation (depreciation) on investments:
Non-controlled, non-affiliated investments	18,588	16,349	7,907	26,919
Non-controlled, affiliated investments	(12,343)	3,091	(11,901)	3,091
Controlled investments	(540)	(2,723)	5,371	(3,044)
Translation of assets and liabilities in foreign currencies	(323)	533	(641)	1,193

Net change in unrealized appreciation on investments	5,382	17,250	736	28,159
Net change in unrealized depreciation attributable to non-controlling interests	—	(353)	—	(601)

Net realized and unrealized loss from investments	(18,685)	(8,439)	(25,303)	(10,894)
Benefit (provision) for taxes on unrealized gain/loss on investments	164	(121)	271	(154)

Net (decrease) increase in net assets resulting from operations	$(9,670)	$1,539	$(9,478)	$7,878

Net investment income per common share:
Basic and diluted	$0.28	$0.31	$0.49	$0.58
Net (decrease) increase in net assets resulting from operations per common share:
Basic and diluted	$(0.30)	$0.05	$(0.30)	$0.24
Weighted average shares of common stock outstanding:
Basic and diluted	31,769	32,674	32,028	32,674

About THL Credit, Inc.

THL Credit, Inc. (NASDAQ: TCRD) is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender to middle market companies and invests primarily in directly originated first lien senior secured loans, including unitranche investments. In certain instances, the Company also makes second lien secured loans and subordinated or mezzanine, debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by THL Credit Advisors LLC (the “Advisor”), an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.THLCreditBDC.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. These statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” ”should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include but are not limited to, projected financial performance, expected development of the business, anticipated share repurchases or lack thereof, plans and expectations about future investments, anticipated dividends and the future liquidity of the company. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the risk factors described from time to time in filings by the Company with the Securities and Exchange Commission. Such factors include: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of our investment adviser; the impact of increased competition; the impact of future acquisitions and divestitures; the unfavorable resolution of legal proceedings; our business prospects and the prospects of our portfolio companies; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or the Advisor; the ability of the Advisor to identify suitable investments for us and to monitor and administer our investments; our contractual arrangements and relationships with third parties; any future financings by us; the ability of the Advisor to attract and retain highly talented professionals; fluctuations in foreign currency exchange rates; the impact of changes to tax legislation and, generally, our tax position; our ability to exit a control investment in a timely manner; and the ability to fund Logan JV’s unfunded commitments to the extent approved by each member of the Logan JV investment committee.

The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Lauren Vieira

(617) 790-6070

lvieira@thlcredit.com

Media Contact:

Stanton Public Relations and Marketing, LLC

Emily Meringolo

(646) 502-3559

emeringolo@stantonprm.com